SUB-ITEM 77Q3

AIM STRUCTURED CORE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   8/31/2009
FILE NUMBER :        811-09913
SERIES NO.:          7

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $    19

        2 Dividends for a second class of open-end company shares (000's
          Omitted)
          Class B               $     2
          Class C               $    13
          Class R               $    --
          Class Y               $     3
          Investor Class        $   825
          Institutional Class   $   225

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)

        1 Dividends from net investment income
          Class A                0.0681

        2 Dividends for a second class of open-end company shares (form nnn.nnnn)
          Class B                0.0538
          Class C                0.0538
          Class R                0.0631
          Class Y                0.0714
          Investor Class         0.0681
          Institutional Class    0.0819

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                   250

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                    33
          Class C                    40
          Class R                    12
          Class Y                    32
          Investor Class         13,651
          Institutional Class     3,403

74V.    1 Net asset value per share (to nearest cent)
          Class A               $  6.47

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $  6.37
          Class C               $  6.37
          Class R               $  6.45
          Class Y               $  6.50
          Investor Class        $  6.50
          Institutional Class   $  6.50